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                                                                     EXHIBIT 1.1

                       ORIGEN RESIDENTIAL SECURITIES, INC.

                           $200,646,000 (Approximate)

                      Origen Manufactured Housing Contract
                           Trust Notes, Series 2006-A

                             UNDERWRITING AGREEMENT

                                                              New York, New York
                                                              August 24, 2006

Citigroup Global Markets Inc.
390 Greenwich Street, 4th Floor
New York, New York 10013

Dear Sir or Madam:

          Origen Manufactured Housing Contract Trust 2006-A (the "Issuer"), a Delaware statutory trust, proposes to issue Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2006-A (the "Notes"), under an Indenture (the "Indenture") dated as of August 1, 2006 between the Issuer and JPMorgan Chase Bank as indenture trustee (the "Indenture Trustee"). The Issuer was formed pursuant to a Trust Agreement, dated as of August 1, 2006 (the "Trust Agreement"), among Wilmington Trust Company, as owner trustee, JPMorgan Chase Bank, as certificate paying agent and certificate registrar, and Origen Residential Securities, Inc. (the "Company"), as depositor. The Company hereby proposes to sell the Notes to you (the "Underwriter"). The Notes are designated as the Class A-1 Notes and the Class A-2 Notes.

          Payments on the Notes will be secured by a trust estate consisting primarily of a segregated pool (the "Contract Pool") of manufactured housing installment sales contracts and installment loan agreements (the "Contracts") and an interest rate swap agreement (the "Swap Agreement") and which will have the benefit of a financial guaranty insurance policy issued by Ambac Assurance Corporation (the "Policy"). Each Contract provides for an original term to maturity of not greater than 30 years. The Contracts will be acquired by the Company from Origen Securitization Company, LLC (the "Seller") in exchange for immediately available funds representing the purchase price and the Owner Trust Certificates of the Issuer (which will be delivered to the Seller's designee). The Seller has acquired the Contracts from Origen Financial L.L.C. (the "Originator" and, together with the Company and the Seller, the "Origen Companies"; the Origen Companies also referred to herein individually as an "Origen Company"). The Notes are described more fully in Schedule I hereto. The Notes are more fully discussed in a registration statement which the Company has furnished to you. This is to confirm the arrangements with respect to your purchase of the Notes.

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          Capitalized terms used but not defined herein shall have the meanings assigned thereto in Appendix A to the Indenture.

     1. Representations and Warranties: The Origen Companies represent and warrant to, and agree with, the Underwriter that:

     (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the file number of which is set forth on Schedule A hereto), for the registration of the Notes under the Securities Act of 1933, as amended (the "1933 Act"), which registration statement has become effective and copies of which have heretofore been delivered to you. Such registration statement, as amended as of the date hereof, meets the requirements set forth in Rule 415(a)(1)(vii) under the 1933 Act and complies in all other material respects with the 1933 Act and the rules and regulations thereunder. The Company proposes to file with the Commission pursuant to Rule 424 under the 1933 Act a supplement to the form of prospectus included in such registration statement relating to the Notes and the plan of distribution thereof, and has previously advised you of all further information (financial and other) with respect to the Notes and the Contract Pool to be set forth therein. Such registration statement, including the exhibits thereto, as amended as of the date hereof, is hereinafter called the "Registration Statement"; the prospectus included in the Registration Statement after the Registration Statement, as amended, became effective, or as subsequently filed with the Commission pursuant to Rule 424 under the 1933 Act, is hereinafter called the "Basic Prospectus"; the form of prospectus supplemented by the supplement to the form of prospectus relating to the Notes, in the form in which it shall be first filed with the Commission pursuant to Rule 424 (including the Basic Prospectus as so supplemented and the Static Pool Information (as defined in Section 9)) is hereinafter called a "Final Prospectus." Any preliminary form of any Final Prospectus that has heretofore been filed pursuant to Rule 424 or, prior to the effective date of the Registration Statement, pursuant to Rule 402(a) or 424(a), is hereinafter called a "Preliminary Final Prospectus." The Company will file with the Commission within four days of the issuance of the Notes a report on Form 8-K setting forth specific information concerning the Notes and the Contract Pool to the extent that such information is not set forth in the Final Prospectus.

          The Company has prepared the Free Writing Prospectus dated August 21, 2006 (the "Time of Sale Prospectus") to be used by the Underwriter at or prior to the time a Contract of Sale is entered into (the "Time of Sale"). If, subsequent to the date of this Agreement, the Company and the Underwriter have determined that the information in the Time of Sale Prospectus included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Notes, then "Time of Sale Prospectus" will refer to the information available to purchasers at the time of entry into the first such new purchase contract, including any information that corrects such material misstatements or omissions ("Corrective Information").


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     (b) As of the date hereof, the Time of Sale, when the Final Prospectus is first filed pursuant to Rule 424 under the 1933 Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective, when any supplement to the Final Prospectus is filed with the Commission, and at the Closing Date, (i) the Registration Statement, as amended as of any such time, the Time of Sale Prospectus as amended or supplemented as of any such time, the Final Prospectus, as amended or supplemented as of any such time, and the Static Pool Information comply and will comply in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder, (ii) the Time of Sale Prospectus and Static Pool Information, as amended as of any such time, does not and will not contain any untrue statement of material fact and does not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, as amended or supplemented as of any such time; and (iii) the Final Prospectus, as amended or supplemented as of any such time, does not and will not contain any untrue statement of a material fact and does not and will not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Origen Companies make no representations or warranties as to (i) the information contained in or omitted from the Registration Statement, the Time of Sale Prospectus or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of the Underwriter specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus as set forth on Exhibit A hereto (the "Underwriter's Information") or (ii) Derived Information in the Term Sheet.

     (c) Each of the Origen Companies has been duly incorporated and is validly existing as a corporation or limited liability company in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own its properties and conduct its business as now conducted by it and to enter into and perform its obligations under each of the following agreements to which it is a party: (i) this agreement, (ii) the Asset Purchase Agreement, dated as of August 1, 2006 (the "Purchase Agreement"), among the Company, the Originator and the Seller (iii) the Indenture, (iv) the Servicing Agreement, dated as of August 1, 2006 (the "Servicing Agreement"), among Origen Financial L.L.C., as servicer (the "Servicer"), Origen Servicing, Inc. (the "Subservicer"), the Issuer and the Indenture Trustee, (v) the Trust Agreement, (vi) the agreements related to the issuance of the Policy(as defined below)(the "Insurance Agreements") and (vii) the Swap Agreement (this agreement, the Purchase Agreement the Servicing Agreement, the Indenture, the Trust Agreement, the Insurance Agreement and the Swap Agreement individually, an "Agreement" and collectively, the "Agreements"); and none of the Origen Companies has received any notice of proceedings relating to the revocation or modification of any license, certificate, authority or permit applicable to its owning such properties or conducting such business which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of such Origen Company.


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     (d) As of the date hereof, the Time of Sale, when the Final Prospectus is first filed pursuant to Rule 424 under the 1933 Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective, when any supplement to the Final Prospectus is filed with the Commission, and at the Closing Date, there has not and will not have been (i) any request by the Commission for any further amendment of the Registration Statement or the Final Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

     (e) Each of the Agreements when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by each Origen Company that is a party to such Agreement and each constitutes, or will constitute when so executed and delivered, a legal, valid and binding agreement of that Origen Company, enforceable against such Origen Company in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of such Agreement that purport to provide indemnification from securities law liabilities.

     (f) The Notes and each of the Agreements will conform in all material respects to the description thereof contained in the Time of Sale Prospectus, the Final Prospectus, and the Notes, when duly and validly authorized, executed, authenticated and delivered in accordance with the Indenture and paid for by the Underwriter as provided herein, will be entitled to the benefits of the Indenture. On the Closing Date, the Trust Agreement will be effective to establish the Trust as a valid trust under the laws of the State of Delaware.

     (g) As of the Closing Date, the Contracts will meet the criteria for selection described in the Time of Sale Prospectus and the Final Prospectus.

     (h) Neither the issuance and sale of the Notes, nor the execution and delivery by any of the Origen Companies of each Agreement to which it is a party, nor the consummation by any Origen Company of any of the transactions herein or therein contemplated, nor compliance by the Origen Companies with the provisions hereof or thereof, will conflict with or result in a breach of any term or provision of the certificate of incorporation, by-laws or operating agreement of any Origen Company or conflict with, result in a breach, violation or acceleration of or constitute a default under, the terms of any indenture or other agreement or instrument to which an Origen Company or any of its affiliates is a party or by which it or any of them is bound, or any statute, order or regulation applicable


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     to such Origen Company or any of its affiliates of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or any of its affiliates. None of the Origen Companies nor any of their affiliates is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects, or may in the future materially and adversely affect, (i) validity or enforceability of, or the ability of the Origen Companies to perform their obligations under, this Agreement, the Purchase Agreement or the Trust Agreement or (ii) the business, operations, financial conditions, properties or assets of the Origen Companies.

     (i) There are no actions or proceedings against, or investigations of, any Origen Company pending, or, to the knowledge of an Origen Company, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of any of the Agreements to which it is a party or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any of the Agreements to which it is a party, (iii) that might materially and adversely affect the performance by an Origen Company of its obligations under, or the validity or enforceability of, any Agreement to which it is a party or the Notes, or (iv) seeking to affect adversely the federal income tax attributes of the Notes as described in the Time of Sale Prospectus and the Final Prospectus.

     (j) Since the date as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus, there has not been any material adverse change in the business, operations, financial condition, properties or assets of any of the Origen Companies.

     (k) Any taxes, fees and other governmental charges payable by the Origen Companies in connection with the execution, delivery and issuance of this Agreement, the Purchase Agreement and the Trust Agreement or the execution, delivery and sale or transfer of the Notes have been or will be paid at or prior to the Closing Date.

     (l) None of the Issuer or the Origen Companies is, and the issuance and sale of the Notes in the manner contemplated by the Time of Sale Prospectus and the Final Prospectus will not cause any of the Issuer or the Origen Companies to be, subject to registration or regulation as an investment company or affiliate of an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act").

     (m) Any certificate signed by an officer of the Issuer or any of the Origen Companies Company and delivered to an Underwriter or counsel for the Underwriters in connection with an offering of the Notes shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 1 are made.


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     (n) Since the date as of which information is given in the Time of Sale
     Prospectus and the Final Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Origen Companies, otherwise than as set forth or contemplated in the Time of Sale Prospectus and the Final Prospectus, as supplemented or amended as of the Closing Date.

     (o) The Time of Sale Prospectus was, and the Final Prospectus delivered to the Underwriter for use in connection with this offering will be, identical to the versions of the Time of Sale Prospectus and Final Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T.

     (p) No Origen Company has taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of an Origen Company to facilitate the sale or resale of the Notes.

     (q) Neither an Origen Company nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the "Exchange Act Regulations"), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the NASD) any member firm of the NASD.

     (r) No Origen Company has relied upon the Underwriter for any legal, tax or accounting advice in connection with the offering and sale of the Notes.

     (s) The Pool Information is accurate, true and correct.

     (t) The Company is not, and on the date on which the first bona fide offer of the Notes is made and on the Closing Date will not be, an "ineligible issuer", as defined in Rule 405 under the Securities Act.

     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company on the Closing Date, at the purchase price to public less the underwriting discounts and commission for each class set forth in Schedule II hereto, the Notes set forth in Schedule II hereto.

     3. Delivery and Payment. Delivery of and payment for the Notes shall be made in the manner, on the date and at the time specified in Schedule I hereto (or such later date not later than seven business days after such specified date as the Underwriter shall designate), which date and time may be postponed by agreement between the Underwriter and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Notes being herein called the "Closing Date"). Delivery of the Notes, as set forth on Schedule I hereto, shall be made to the


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Underwriter against payment in same day Federal funds by the Underwriter of the purchase price. The Notes shall be registered in such names and in such authorized denominations as the Underwriter may request not less than three full business days in advance of the Closing Date.

          The Company agrees to have the Notes available for inspection, checking and packaging by the Underwriter in New York, New York, not later than 1:00 p.m. New York time on the business day prior to the Closing Date.

     4. Offering by Underwriter.

     (a) It is understood that the Underwriter proposes to offer the Notes for sale to the public as set forth in the Time of Sale Prospectus and the Final Prospectus.

     (b) It is understood that at or prior to the Time of Sale, the Underwriter will have provided to prospective investors the Time of Sale Prospectus in connection with their offering of the Notes.

     (c) The Underwriter shall not enter into a Contract of Sale with any potential investor unless the Underwriter has conveyed the Time of Sale Prospectus to such potential investor prior to such Contract of Sale.

     (d) The Underwriter agrees that:

          (i) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, the Underwriter shall not convey or deliver any written communication to any person in connection with the initial offering of the Notes, unless such written communication (1) is made in reliance on Rule 134 under the Securities Act, (2) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act, (3) constitutes ABS ICM or (4) constitutes a Free Writing Prospectus.

          (ii) The Underwriter will deliver to the Company, no later than one business day prior to the filing date thereof, (A) any Free Writing Prospectus prepared by or on behalf of such Underwriter that contains any Issuer Information not included in the Term Sheet and (B) any Free Writing Prospectus or portion thereof that contains only a description of the final terms of the Notes. Notwithstanding the foregoing, any Free Writing Prospectus that contains only ABS ICM may be delivered by the Underwriter to the Company or its counsel not later than the later of (1) one business day prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Act or (2) the date of first use of such Free Writing Prospectus.

          (iii) The Underwriter may disseminate information on Bloomberg and any other similar proprietary system to prospective investors relating solely to (i) information of the type identified in Rule 134 of the Act, (ii) information included


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          in the Time of Sale Prospectus, (iii) the status of allocations and subscriptions of the Notes and information relating to the class, size, rating, price, CUSIPS, coupon, yield, spread, benchmark, status and/or legal maturity date of the Offered Notes, the weighted average life, expected final payment date, the trade date and payment window of one or more classes of the Notes, the eligibility of the Notes to be purchased by ERISA plans and a column or other entry showing the status of the subscriptions for the Notes (both for the issuance as a whole and for the Underwriter's retention) and/or expected pricing parameters of the Notes, and (iv) information constituting final terms of the Notes within the meaning of Rule 433(d)(5)(ii) under the Act; provided, however, that any information described in this Section 4(d)(iii) shall contain a legend in substantially the form described in Section 4(e) below and either shall be information that is in a term sheet or free writing prospectus filed by the Company with the Commission or (y) if such information is required to be filed, shall be delivered to the Company for filing.

     The Underwriter may, or if requested by the Company shall, provide copies of the foregoing in a consolidated or aggregated form including all information described above.

     (e) The Company and the Underwriter agree that:

          (i) any Free Writing Prospectus prepared by it will contain a legend in substantially the following form:

          THE ISSUING ENTITY HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS FREE WRITING PROSPECTUS RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUING ENTITY HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-666-2388, EXT.9519.

          (ii) Notwithstanding any other provisions herein, the Issuer will not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

          (iii) The Issuer and the Underwriter agree that the Term Sheet constitutes an Issuer Free Writing Prospectus.

     5. Agreements. The Origen Companies agree with the Underwriter that:

     (a) The Company will not file any amendment or supplement to the Registration Statement, the Time of Sale Prospectus or the Final Prospectus, unless the Company has furnished to you a copy for your review prior to filing, and will not file or distribute any


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     such proposed amendment or supplement to which you reasonably object.
     Subject to the foregoing sentence, the Company will cause the Time of Sale Prospectus to be transmitted to the Commission for filing within the time periods specified by Rule 433 under the 1933 Act, any Preliminary Final Prospectus and the Final Prospectus to be transmitted to the Commission for filing within the time periods specified by Rule 424 under the 1933 Act and will file all ABS ICM with the Commission on Form 8-K concurrently with the filing of each respective Final Prospectus under Rule 424(b) under the 1933 Act. The Company will promptly advise the Underwriter (i) when the Time of Sale Prospectus and the Final Prospectus shall have been filed or transmitted to the Commission for filing pursuant to Rule 433, (ii) when any Preliminary Final Prospectus and the Final Prospectus shall have been filed or transmitted to the Commission for filing pursuant to Rule 424,
     (iii) when any amendment to the Registration Statement shall have become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or the Final Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

     (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the 1933 Act, any event occurs as a result of which any Time of Sale Prospectus or Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Time of Sale Prospectus or Final Prospectus to comply with the 1933 Act or the rules and regulations thereunder, the Company will promptly prepare and file with the Commission, subject to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment of the Registration Statement, will use its best efforts to cause such amendment of the Registration Statement to be made effective as soon as possible.

     (c) The Company will (i) furnish to the Underwriter and counsel for the Underwriter, without charge, upon reasonable request, signed copies of the Registration Statement (including exhibits thereto) and each amendment thereto that shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer in connection with the Notes may be required by the 1933 Act, as many copies of the Time of Sale Prospectus, the Final Prospectus and any amendments thereof and supplements thereto as the Underwriter may reasonably request, and (ii) file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus by an Underwriter or dealer in connection with the Notes may be required under the 1933 Act.

     (d) The Company agrees that, so long as the Notes shall be outstanding, it will deliver to the Underwriter the annual statement as to compliance delivered to the Indenture Trustee pursuant to Section 3.15 of the Servicing Agreement and the annual statement of a firm of independent public accountants furnished to the Indenture Trustee pursuant to Section
     3.16 of the Servicing Agreement, as soon as such statements are furnished to the Company. The Company will request that the Servicer and the Indenture Trustee furnish to the Underwriter any monthly reports furnished to Noteholders pursuant to the Servicing Agreement and the Indenture.

     (e) The Company will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Notes for sale under the laws of such jurisdictions as the Underwriter may designate and will maintain such qualifications in effect so long as required for the distribution of the Notes; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified.

     (f) The Origen Companies will pay all costs and expenses in connection with the transactions herein contemplated, including, but not limited to: the fees and disbursements of its counsel; the costs and expenses of printing (or otherwise reproducing) and delivering the Indenture, the Trust Agreement, the Servicing Agreement and the Notes; accounting fees and disbursements; the costs and expenses in connection with the qualification or exemption of the Notes under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection with the preparation of any blue sky survey and in connection with any determination of the eligibility of the Notes for investment by institutional investors and the preparation of any legal investment survey; the expenses of printing any such blue sky survey and legal investment survey; the costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including exhibits thereto), the Basic Prospectus, the Time of Sale Prospectus and the Final Prospectus, the preparation and printing of this Agreement and the furnishing to the Underwriter of such copies of each Time of Sale Prospectus and the Final Prospectus as the Underwriter may reasonably request, the fees of each nationally recognized statistical rating organization identified in the Final Prospectus (individually and collectively, the "Rating Agency") as having rated the Notes and the fees of counsel to the Underwriter. Except as provided in Section 7 hereof, the Underwriter shall be responsible for paying all costs and expenses incurred by them in connection with the offering of the Notes.

     (g) (i) The Company will file with the Commission (A) any Issuer Free Writing Prospectus; (B) any Free Writing Prospectus or portion thereof delivered by the Underwriter to the Company pursuant to Section 4(d)(ii); and (C) any Free Writing Prospectus for which the Company or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

     (ii) Any Free Writing Prospectus required to be filed by the Company shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus; provided, however, that (A) any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Notes will be filed by the Company with Commission within two days of the later of the date such final terms have been established for all classes of Notes and the date of first use;
     (B) any Free Writing Prospectus or portion thereof required to be filed that contains only ABS ICM will be filed by the Company with the Commission not later than the later of the due date for filing the Final Prospectus relating to the Notes pursuant to Rule 424(b) under the Act or two business days after the first use of such Free Writing Prospectus; and (C) the Company will not be required to file (1) Issuer Information contained in any Free Writing Prospectus of an Underwriter or any other offering participant other than the Company if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Notes or (2) any Free Writing Prospectus or portion thereof that contains a description of the Notes or the offering of the Notes that does not reflect the final terms thereof.

     6. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Origen Companies contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date and as of the Closing Date, to the accuracy of the statements of the Origen Companies made in any certificates pursuant to the provisions hereof, to the performance by the Origen Companies of their obligations hereunder and to the following additional conditions:

     (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act; the Prospectus and each Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with
     Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.

     (b) The Company shall have delivered to you a certificate of the Company, signed by the President or a vice president or an assistant vice president of the Company and dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, Time of Sale Prospectus, Final Prospectus and this Agreement and that (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date, (ii) the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part that are required by this Agreement to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened, (iv) nothing has come to the attention of such officer that would lead such officer to believe that the Time of Sale Prospectus or Final Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and
     (v) subsequent to the respective dates as of which information is given in the Final Prospectus, there has not been any material adverse change in the general affairs, capitalization, financial condition or results of operations of the Company.

     (c) The Underwriter shall have received from Hunton & Williams LLP, counsel for the Origen Companies, a favorable opinion or opinions, dated the Closing Date and satisfactory in form and substance to the Underwriter including without limitation a statement that nothing has come to such counsel's attention that would lead such counsel to believe that the Time of Sale Prospectus and Final Prospectus, each as of its date, and on the Closing Date, contained or contain an untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no view as to financial and statistical information contained therein.

     (d) The Underwriter shall have received from Deloitte & Touche, certified public accountants, a letter, dated the date hereof and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Static Pool Information and in each of the Time of Sale Prospectus and Final Prospectus under the captions "Summary of Prospectus Supplement--The Contracts," "Risk Factors" (to the extent of information regarding the Contracts therein), "The Contract Pool", "Yield on the Notes", and "Description of the Notes" agrees with the records of the Seller.

     (e) The Notes shall have been given the ratings set forth in Schedule I hereto by each Rating Agency.

     (f) The Underwriter shall have received, from counsel for the Indenture Trustee, a favorable opinion, dated the Closing Date, and in form and substance satisfactory to the Underwriter and its counsel, to the effect that the Indenture has been duly authorized, executed and delivered by the Indenture Trustee and constitutes the legal, valid and binding agreement of the Indenture Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors rights in general and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Indenture Trustee and the Underwriter.

     (g) The Underwriter shall have received from the Seller, in form and substance satisfactory to counsel for the Underwriter:

          (i) An officer's certificate stating that on the Closing Date the representations and warranties of the Seller under the Purchase Agreement will be true and correct and no event has occurred that would constitute a default thereunder; and

          (ii) An officer's certificate relating to the Purchase Agreement and the obligations of the Seller thereunder, as Seller or otherwise, together with copies of the certificate of incorporation and by-laws of the Seller and a certificate of good standing of the Seller under the laws of the State of New York;

     (h) The Underwriter shall have received from the Originator in form and substance satisfactory to counsel for the Underwriter:

          (i) An officer's certificate stating that on the date each Contract is sold to the Seller (i) the representations and warranties of the Originator under the Purchase Agreement will be true and correct and no event has occurred that would constitute a default thereunder, (ii) nothing has come to the attention of such officer that would lead such officer to believe that the information set forth with respect to the Originator in the Prospectus Supplement and with respect to any private placement memorandum, any information of a comparable nature, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) subsequent to the respective dates as of which information is given in the Prospectus Supplement and any private placement memorandum, there has not been any material adverse change in the general affairs, capitalization, financial condition or results of operations of the Originator; and

          (ii) An officer's certificate relating to the Purchase Agreement and the obligations of the Originator thereunder, as Originator or otherwise, together with copies of the operating agreement of the Originator and a certificate of good standing of the Originator under the laws of the State of Delaware.

     (i) The Underwriter shall have received from the Servicer, in form and substance satisfactory to counsel for the Underwriter.

          (i) An officer's certificate stating that on the Closing Date the representations and warranties of the Servicer contained in the Servicing Agreement will be true and correct and no event has occurred with respect to the Servicer that would constitute an Event of Default thereunder;

          (ii) An officer's certificate relating to the Servicing Agreement and the obligations of the Servicer thereunder, as Servicer or otherwise, and attached thereto the applicable resolutions of the board of directors of the Servicer, together with copies of the certificate of limited partnership and by-laws of the Servicer and a certificate of good standing of the Servicer issued by the State of Delaware; and

          (iii) The Underwriter shall have received from counsel to the Originator and the Servicer, a favorable opinion, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriter.

     (j) The Underwriter shall have received copies of any opinions of counsel to the Company, the Seller, the Originator and the Servicer supplied to the Rating Agency or the Indenture Trustee relating to certain matters with respect to the Notes. Any such opinions shall be dated the Closing Date and addressed to the Underwriter or accompanied by the reliance letters to the Underwriter or shall state that the Underwriter may rely upon them.

     (k) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter, and the Underwriter and counsel for the Underwriter shall have received such other information, certificates and documents as they may reasonably request.

     (l) All documents required under the Purchase Agreement have been provided to the appropriate parties.

     (m) The Swap Agreement and the financial guaranty insurance policy issued by Ambac Assurance Corporation (the "Policy") shall have been delivered.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in breach of any covenants or agreements contained herein or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be cancelled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

     7. Reimbursement of Underwriter's Expenses. If the sale to the Underwriter of the Notes as provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Origen Companies to perform any agreement herein or comply with any provisions hereof, other than by reason of default by the Underwriter, the Origen Companies will reimburse the Underwriter upon demand for all out-of-pocket expenses, including reasonable fees and disbursements of counsel, that shall have been incurred by the Underwriter in connection with the proposed purchase and sale of the Notes.

     8. Indemnification and Contribution. The Company agrees with the Underwriter that:

     (a) The Origen Companies will, jointly and severally, indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter, and each person who controls the Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, or in the Basic Prospectus, any Time of Sale Prospectus or Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Time of Sale Prospectus or in any amendment thereof or supplement thereto, Static Pool Information, Issuer Information and Issuer Free Writing Prospectus or the omission or alleged omission to state a material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading, which in each case was not corrected by Corrective Information subsequently supplied by the Depositor to the Underwriter reasonably prior to the Time of Sale, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Origen Companies will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made (i) therein in reliance upon and in conformity with any Underwriter's Information or
     (ii) in any Derived Information in any Term Sheet. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) The Underwriter will indemnify and hold harmless the Company, its directors, each of the Company's officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Origen Companies to the Underwriter, but only with reference to (i) Derived Information or (ii) the Underwriter's Information. This indemnity agreement will be in addition to any liability that the Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party
     (i) will not relieve it from liability under paragraph 8(a) or 8(b) above unless such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph 8(a) or 8(b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party, and (ii)includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Origen Companies on grounds of policy or otherwise, the Origen Companies and the Underwriter shall contribute to the aggregate losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which the Origen Companies and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Origen Companies and the Underwriter from the offering of the Notes. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Origen Companies and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Origen Companies and the Underwriter in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable consideration. Benefits received by the Origen Companies shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) and benefits received by an Underwriter shall be deemed to total discounts and commissions received by the Underwriter. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to the information provided by the Origen Companies or the Underwriter. The Origen Companies and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the foregoing, in no event shall the Underwriter be required to contribute any amount in excess of the total discounts or commissions received by the Underwriter. Notwithstanding the provisions of this paragraph 8(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls the Underwriter within the meaning of the 1933 Act or the 1934 Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person, if any, who controls the Origen Companies within the meaning of either the 1933 Act or the 1934 Act, each officer of an Origen Company who shall have signed the Registration Statement and each director of such Origen Company shall have the same rights to contribution as such Origen Company, subject in each case to the applicable terms and conditions of this paragraph 8(d).

     9. Definitions. For purposes hereof the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

     "ABS ICM": ABS Informational and Computational Materials as defined in Item 1101(a) of Regulation AB promulgated by the Commission.

     "Contract of Sale": The meaning set forth in Rule 159 under the Act.

     "Derived Information": Such information, if any, in the Term Sheet that is not contained in either (i) the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus or Final Prospectus or amendments or supplements thereto, taking into account information incorporated therein by reference (other than information incorporated by reference from the Term Sheet) or (ii) any Pool Information. "Derived Information" also excludes any omission or alleged omission or misstatement or alleged misstatement resulting from an error in any Issuer Information or the Pool Information.

     "Free Writing Prospectus": A Free Writing Prospectus within the meaning of Rule 405 under the Act that describes the Notes and/or the Mortgage Loans.

     "Pool Information": The information furnished to the Underwriter with respect to the characteristics of the Contracts.

     "Issuer Free Writing Prospectus": The meaning set forth in Rule 433(h) of the Act.

     "Issuer Information": Such information as (i) is defined in Rule 433(h) under the Securities Act that is within the types of information specified in clauses (1) to (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) or (ii) has either been prepared by or has been reviewed by any Origen Company prior to the first use thereof or has been derived from (1) any mortgage loan tape approved by any Origen Company to be used in connection with marketing the Notes or (2) the final mortgage loan tape as indicated by any Origen Company.

     "Static Pool Information": The static pool information referred to under the caption "Static Pool Information" in the Time of Sale Prospectus and the Final Prospectus regardless of whether or not such information is deemed to be excluded from the Registration Statement or Prospectus pursuant to Item 1105 of Regulation AB.

     "Term Sheet": The Term Sheet dated August 22, 2006 related to the Notes.

     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Origen Companies prior to delivery of and payment for all Notes if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited, or minimum prices shall have been established in such Exchange, (ii) a banking moratorium shall have been declared by either federal or New York State authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, or there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) which is material and adverse, and in the case of any of the events specified in this clause (iii) such event makes it in the judgment of the Underwriter, impractical or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus Supplement.

     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to it at 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Managing Director, the Financial Institutions Department; or, if sent to the Origen Companies, will be mailed, delivered or telegraphed and confirmed to it at Origen Residential Securities, Inc. 27777 South Franklin Road Suite 1700, Southfield, Michigan 48034 Attention: Ron Klein, Mark Landschulz and Andy Geater.

     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

     14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

     15. No Fiduciary Duty. Each of the Origen Companies hereby acknowledges that (a) the Underwriter is acting as principal and not as an agent or fiduciary of any Origen Company and (b) its engagement of the Underwriter in connection with the offering of the Notes is as independent contractor and not in any other capacity. Furthermore, each Origen Company agree that it is solely responsible for making its own judgments in connection with the offering of the Notes (irrespective of whether the Underwriter has advised or is currently advising any Origen Company on related or other matters).

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Origen Companies and the Underwriter.

                                        Very truly yours,

                                        ORIGEN RESIDENTIAL SECURITIES, INC.


                                        By: /s/ W. Anderson Geater, Jr.
                                            ------------------------------------
                                        Name: W. Anderson Geater, Jr.
                                        Title: Chief Financial Officer


                                        ORIGEN SECURITIZATION COMPANY, LLC


                                        By: /s/ W. Anderson Geater, Jr.
                                            ------------------------------------
                                        Name: W. Anderson Geater, Jr.
                                        Title: Chief Financial Officer


                                        ORIGEN FINANCIAL L.L.C.


                                        By: /s/ W. Anderson Geater, Jr.
                                            ------------------------------------
                                        Name: W. Anderson Geater, Jr.
                                        Title: Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.


By: /s/ Paul G. Humphrey
    ------------------------------------
Name: Paul G. Humphrey
Title: Director

                                   SCHEDULE I

Underwriting Agreement, dated August 23, 2006

As used in this Agreement, the term "Registration Statement" refers to registration statement No. 333-117573 filed by the Company on Form S-3 and declared effective on August 16, 2004, as amended to date. The term "Basic Prospectus" refers to the form of Prospectus filed with the Commission pursuant to Rule 424 under the 1933 Act after the Registration Statement became effective.

Title and Description of Notes: Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2006-A.

Initial aggregate principal balance of the Notes: $200,646,000  (Approximate)

Class Designation    Initial Note Principal Balance(1)   Note Rate (2)   S&P   Moody's
------------------   ---------------------------------   -------------   ---   -------
Class A-1                      $102,596,000                 LIBOR + %    Aaa     AAA
Callable Class A-2             $ 98,050,000               Auction Rate   Aaa     AAA

(1)  Approximate.

(2) Subject to adjustment, conversion and/or caps as described in the Indenture.

Closing Time, Date and Location: 10:00 AM. on August 25, 2006 at the offices of Hunton & Williams LLP, Riverfront Plaza- East Tower, 951 East Byrd Street, Richmond, Virginia, 23219-4074 and denominations as the Underwriter may direct in accordance with the Underwriting Agreement.

                                   SCHEDULE II


                                                                    Underwriting        Proceeds to
Class                Principal Amount (1)   Price to Public   Discount and Commission    Depositor
-----                --------------------   ---------------   -----------------------   -----------
Class A-1                $102,596,000        LIBOR + 0.15%             0.325%             99.675%
Callable Class A-2       $ 98,050,000         Auction Rate             0.325%             99.675%

(1)  Approximate.

                                    EXHIBIT A

                             UNDERWRITER INFORMATION

     Subject to the terms and conditions set forth in the "Underwriting Agreement," dated August 24, 2006, between the depositor and Citigroup Global Markets Inc. (the "Underwriter"), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the notes.

     The Depositor has been advised that the Underwriter proposes initially to offer the Notes to the public at the respective offering prices set forth on the cover of this prospectus supplement and to dealers at those prices less a selling concession not to exceed the percentage of the note denomination set forth below, and that the Underwriter may allow and such dealers may reallow a reallowance discount not exceed the percentage of the note denomination set forth below:

CLASS   SELLING CONCESSION   REALLOWANCE DISCOUNT
-----   ------------------   --------------------
 A-1          0.195%                0.117%
 A-2          0.195%                0.117%

     Until the distribution of the notes is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the notes. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the notes. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.